Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy
December 9, 2013

Job Number:                C20131209-1235
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130802399-97	Articles of Incorporation	1 Pages/1 Copies

Respectfully, ROSS MILLER Secretary of State

Certified By: Electronic Filing
Certificate Number: C20131209-1235
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130802399-97 __ Filing Date and Time 12/09/2013 11:20 AM Entity Number E0588812013-5
(This  document was  filed  electronically.)
USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	LEPOTA INC.
2. Registered Agent for Service of Purpose: (check only one box)	☒ Commercial Registered Agent: BUSINESS FILINGS INCORPORATED Name ☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
Street, Address	City		Zip Code
Nevada
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75000000	Par Value per share: $ 0.0010	Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) IURII IURTAEV
Name
	LELUSHENKO 11, UNIT 65	ROSTOV ON DON, RUS	RU	344000
	Street Address	City	State	Zip Code
2)
Name

	Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)	The purpose of this corporation shall be:
ANY LEGAL PURPOSE
6. Name, Address
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

and Signature of Incorporator: (attach additional page if more than one incorporator)	IURII IURTAEV	X IURII IURTAEV
	Name	Incorporator Signature
	LELUSHENKO 11, UNIT 65	ROSTOV ON DON, RUS	RU	344000
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X BUSINESS FILINGS INCORPORATED	12/9/2013
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Article
Revised: 7-25-13

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LEPOTA INC.**, did on December 9, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 9, 2013.

ROSS MILLER
Secretary of State

THE GREAT SEAL OF THE STATE OF NEVADA